Wikisoft Corp. (OTC:WSFT) Announces Entry Into Common Stock Purchase Agreement

SAN FRANCISCO, CA / May 12th, 2021 / Wikisoft Corp. (the “Company,” “we,” and “our”) (OTC PINK:WSFT) today announced that it has entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with White Lion Capital, LLC, a Nevada limited liability company ("White Lion Capital").

The Purchase Agreement provides that the Company has the right, but not the obligation to cause White Lion Capital to purchase up to $20,000,000 (the "Commitment Amount") of the Company’s common stock, from time to time, during the commitment period, which starts on the date of execution of the Purchase Agreement and terminates on the earlier of, the date where the Commitment Amount is purchased or December 31, 2022, at a purchase price as set forth in the Purchase Agreement. The Company intends to use the net proceeds from the Purchase Agreement for the expansion of working capital and other general corporate purposes in accordance with its business strategy.

The Company’s Chief Executive Officer, Carsten Kjems Falk commented: "We are pleased to announce our entry into the Purchase Agreement with White Lion Capital. This transaction marks our first planned capital raise since becoming a public company and we believe it also demonstrates both the validity of our business as well as our positive long-term outlook. Looking ahead, we remain focused on laying the foundation for continuous technological development by seeking to diversify our product offerings, enlarging our customer base, and increasing our global footprint."

ABOUT WIKISOFT CORPORATION

In line with increasing globalization, we believe that there is a growing demand for access to credible company and employee information worldwide. Wikisoft’s flagship online platform, Wikiprofile.com, aims to be a powerful solution with tools and resources for businesses and business professionals to find valid information quickly and easily so that they can make informed career and hiring decisions.

Our vision is to create opportunity globally for business professionals and businesses to make informed career and hiring decisions. Manifesting this vision requires scaling information technology with high data validity across the key pillars: business professionals, businesses, job opportunities and professional skills. By pursuing this vision, we believe Wikisoft Corp. can enable users to connect to business opportunities on a global scale. In line with increasing globalization, there is a growing demand for access to credible business and employee information worldwide.

FORWARD-LOOKING STATEMENTS

This press release contains statements of a forward-looking nature about the Company. You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "future" or other similar expressions. The Company has based these forward-looking statements primarily on the Company's current expectations and projections about future events and financial trends that the Company believes may affect Company's financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company's current expectations and projections are accurate. All forward-looking statements in this press release are based on the Company's information on the date hereof. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results to differ materially from those implied by the forward-looking statements. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. This press release does not constitute or form part of any offer or invitation to purchase, otherwise acquire, issue, subscribe for, sell or otherwise dispose of any securities, nor any solicitation of any offer to purchase, otherwise acquire, issue, subscribe for, sell, or otherwise dispose of any securities of the Company. The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

CONTACT

WikiSoft Corp.
315 Montgomery Street, San Francisco,
CA 94104, USA
Phone: +1-800-706-0806
Email: investor@wikisoft.com

Investor site: www.wikisoft.com

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